EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
SECOND QUARTER 2007 RESULTS
Suwanee, Ga. (July 25, 2007) ARRIS Group, Inc. (NASDAQ:ARRS), a global communications technology leader in the development of advanced cable telephony and next generation high-speed data solutions across the broadband local access network, today announced preliminary and unaudited financial results for the second quarter 2007.
Financial Highlights:
•	Revenues were $252.7 million for the second quarter 2007, up 14.9% as compared to $220.0 million in the second quarter 2006 and up 7.4% as compared to $235.3 million in the first quarter 2007.

•	Net income in the second quarter 2007 was $23.3 million, or $0.21 per diluted share, and compares to net income of $24.8 million, or $0.23 per diluted share, in the second quarter 2006. Excluding certain items as detailed in the attached supplemental earnings reconciliation, net income per diluted share for the second quarter 2007 was $0.22 (a non-GAAP measure).

•	Gross margins were 28.6% in the second quarter 2007 as compared to 29.0% in the second quarter 2006 and 29.2% in the first quarter 2007.

•	Cash, cash equivalents, and short-term investments at the end of the second quarter 2007 were $604.3 million, up from $575.9 million at the end of the first quarter 2007. Cash generated from operating activities was $27.9 million in the second quarter 2007.

•	Backlog at the end of the second quarter 2007 was $136.2 million, down from the first quarter 2007 level of $169.7 million. Book-to-bill ratio was 0.87 in the second quarter as compared to 0.91 in the second quarter 2006 and 1.33 in the first quarter 2007.

Financial details:
Revenues for the second quarter 2007 were $252.7 million. Revenues grew by $32.7 million, or 14.9%, and by $17.4 million, or 7.4% as compared to the second quarter 2006 and the first quarter 2007, respectively. Revenue growth during the quarter reflects increased demand for our market leading products as our customers compete with the telco and satellite industries to offer triple-play services as well as increasing customer demand for higher bandwidth services. Market rollouts of triple-play service bundles and preliminary introductions of new service offerings for the small and medium-sized business markets by many MSOs is expected to continue in 2007 and for many years into the future.
Net income in the second quarter 2007 was $23.3 million, or $0.21 per diluted share, as compared to the second quarter 2006 net income of $24.8 million, or $0.23 per diluted share, and as compared to the first quarter 2007 net income of $37.6 million, or $0.34 per diluted share. Excluding equity compensation expense and certain other items, net income in the second quarter was $0.22 per diluted share. Net income in the first quarter 2007 included a net gain of $22.8 million related to a terminated acquisition. As previously disclosed, 2007 net income, in contrast to 2006, reflects income tax expense at full rates. A reconciliation of GAAP to non-GAAP net income per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Broadband product revenues were $77.4 million in the second quarter 2007 as compared to $98.8 million in the second quarter of 2006 and as compared to the first quarter 2007 level of $80.2 million. These results reflect the previously anticipated and disclosed decline of CBR telephony product sales. Supplies & CPE product revenues were $175.3 million in the second quarter 2007 as compared to $121.2 million in the second quarter 2006 and compared to $155.1 million in the first quarter of 2007. International sales were $67.8 million in the second quarter 2007 and compare to $58.2 million in the second quarter 2006 and $60.5 million in the first quarter 2007. Backlog at the end of the second quarter was $136.2 million as compared to $169.7 million at the end of the first quarter 2007. Bookings in the second quarter 2007 were $219.3 million as compared to $312.2 million in the first quarter 2007. The book-to-bill ratio in the second quarter 2007 was approximately 0.87 as compared 1.33 in the first quarter 2007.
Gross margins for the second quarter 2007 were 28.6%, and as expected, were down slightly from the first quarter 2007 gross margin results of 29.2%. Gross margins of Broadband products were 44.6% in the second quarter 2007 and compare to 48.3% in the first quarter 2007 reflecting strategic pricing actions. Gross margins of Supplies & CPE products were 21.6% in the second quarter 2007 as compared to 19.4% in the first quarter 2007 reflecting continued cost reductions and new product introductions.
Operating expenses in the second quarter 2007 were $44.3 million, which included equity compensation expense of approximately $3.1 million. Operating expenses in the second quarter 2006 were $41.3 million, which included equity compensation expense of approximately $2.3 million, technology licensing fees of approximately $2.4 million, and bad debt income of approximately $1.1 million related to previously written off receivables. Research and development costs included in operating expenses were $17.8 million in the second quarter 2007 as compared to $19.3 million in the second quarter 2006.
The Company ended the second quarter with $604.3 million of cash, cash equivalents, and short-term investments, up from the first quarter 2007 level of $575.9 million and up from the second quarter 2006 level of $197.2 million. Approximately $27.9 million was generated from operating activities in the second quarter 2007. Inventory and turns for the second quarter were $90.5 million and 8.6 on an annualized basis, as compared to $78.2 million and 7.7 on an annualized basis, respectively, for the first quarter 2007. Accounts receivable ended the second quarter at $120.7 million with DSOs of 44.5 on an annualized basis, as compared to $125.8 million and DSOs of 46.8 on an annualized basis at the end of the first quarter 2007.
“As we enter the second half of 2007, our overall business looks very promising as our customers introduce new bundled service offerings to their customers and prepare to enter the small and medium-sized business markets with ARRIS products,” said Bob Stanzione, ARRIS Chairman & CEO. “Increasing competitive pressure on our customers, demands for more speed driven by new applications and services and demand for higher reliability and service standards for superior user experience are expected to sustain capital spending in the industry.”
“Our results for the second quarter 2007 reflect strong execution by the ARRIS team with improvements in many areas, notably the Supplies & CPE gross margin percentage that exceeded 20%,” said David Potts, ARRIS EVP & CFO. “Looking forward, we now project that our revenues for the third quarter 2007 will be in the range of $253 to $263 million with net income per diluted share, on a U.S. GAAP basis, in the range of $0.19 to $0.22 including amortization of intangibles and equity compensation expense of $0.02 per diluted share.”
ARRIS management will conduct a webcast at 5:00 pm EDT, today, Wednesday, July 25, 2007, to discuss these results in detail. To access the webcast go to http://www.arrisi.com and click on Investor Relations. You may also participate in the conference call by dialing 866-831-6267, or 617-213-8857 for international calls, conference passcode 49872538. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00 pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Tuesday, July 31, 2007 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 35030731. A replay of the webcast, including the slides, will also be made available for a period of 12 months following the conference call on ARRIS’ website at http://www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS’ complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS’ products and services can be found at www.arrisi.com.
Forward-looking statements:
     Statements made in this press release, including those related to:
•	third quarter 2007 revenues and net income;

•	income tax expense impacts;

•	expected sales levels and acceptance of certain ARRIS products;

•	the general market outlook; and

•	the outlook for industry trends
     are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the third quarter of 2007 as well as the general outlook for 2007 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS is dependent upon customer decisions to purchase the Company’s products; these decisions can be deferred and customers also may select competitor’s products: and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2006 and its Form 10-Q for the quarter ended March 31, 2007. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

ARRIS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$444,020	$441,317	$461,618	$179,971	$167,174
Short-term investments, at fair value	160,315	134,610	87,575	30,000	30,000

Total cash, cash equivalents and short-term investments	604,335	575,927	549,193	209,971	197,174

Restricted cash	3,136	3,128	3,124	6,126	6,112
Accounts receivable, net	120,680	125,756	115,304	120,740	104,143
Other receivables	6,845	9,888	2,556	5,621	4,621
Inventories	90,542	78,186	94,226	101,062	91,764
Prepaids	3,250	3,500	3,547	3,751	2,959
Current deferred income tax assets	23,239	26,818	29,285	—	—
Other current assets	10,773	4,001	3,717	2,435	4,119

Total current assets	862,800	827,204	800,952	449,706	410,892

Property, plant and equipment, net	30,196	28,076	28,287	25,338	24,423
Goodwill	150,569	150,569	150,569	150,569	150,569
Intangibles, net	172	230	288	345	483
Investments	3,151	3,569	3,520	3,438	3,410
Noncurrent deferred income tax assets	17,294	18,639	20,874	—	—
Other assets	7,517	7,790	9,067	641	408

	$1,071,699	$1,036,077	$1,013,557	$630,037	$590,185

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$46,015	$41,337	$60,853	$44,440	$40,241
Accrued compensation, benefits and related taxes	14,631	9,991	23,269	19,630	14,648
Accrued warranty	7,829	7,968	8,234	8,582	8,296
Other accrued liabilities	28,001	32,411	29,057	28,371	27,012

Total current liabilities	96,476	91,707	121,413	101,023	90,197
Long-term debt, net of current portion	276,000	276,000	276,000	—	—
Accrued pension	12,778	12,420	12,061	11,947	13,266
Noncurrent income tax payable	4,334	4,334	3,041	—	—
Other long-term liabilities	5,288	5,606	5,621	5,589	5,644

	394,876	390,067	418,136	118,559	109,107

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,102	1,096	1,089	1,086	1,083
Capital in excess of par value	782,717	773,839	761,500	747,721	744,556
Unrealized gain on marketable securities	—	1,345	1,297	1,219	1,165
Unfunded pension losses	(4,462)	(4,462)	(4,462)	(4,618)	(4,618)
Accumulated deficit	(102,350)	(125,624)	(163,268)	(233,519)	(260,081)
Unrealized loss on derivatives	—	—	(551)	(227)	(843)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	676,823	646,010	595,421	511,478	481,078

	$1,071,699	$1,036,077	$1,013,557	$630,037	$590,185

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Net sales	$252,718	$219,990	$487,971	$428,334
Cost of sales	180,342	156,250	346,848	308,087

Gross margin	72,376	63,740	141,123	120,247
Gross margin %	28.6%	29.0%	28.9%	28.1%
Operating expenses:
Selling, general, and administrative expenses	26,455	21,721	50,630	42,999
Research and development expenses	17,791	19,320	35,887	34,394
Restructuring and impairment charges	—	15	421	343
Amortization of intangibles	58	219	116	437

	44,304	41,275	87,054	78,173

Operating income	28,072	22,465	54,069	42,074
Other expense (income):
Interest expense	1,652	13	3,320	23
Gain on investments	(1,444)	(3)	(1,425)	(3)
Loss (gain) on foreign currency	(146)	(827)	176	(1,144)
Interest income	(6,459)	(2,081)	(12,942)	(3,601)
Gain related to terminated acquisition, net of expenses	—	—	(22,835)	—
Other expense (income), net	51	95	116	201

Income from continuing operations before income taxes	34,418	25,268	87,659	46,598
Income tax expense	11,144	606	26,741	1,234

Net income from continuing operations	23,274	24,662	60,918	45,364
Income from discontinued operations	—	88	—	109

Net income	$23,274	$24,750	$60,918	$45,473

Net income per common share — basic:
Income from continuing operations	$0.21	$0.23	$0.56	$0.43
Income from discontinued operations	—	—	—	—

Net income	$0.21	$0.23	$0.56	$0.43

Net income per common share — diluted:
Income from continuing operations	$0.21	$0.23	$0.55	$0.42
Income from discontinued operations	—	—	—	—

Net income	$0.21	$0.23	$0.55	$0.42

Weighted average common shares:
Basic	109,398	107,099	108,935	106,665

Diluted	111,698	109,670	111,340	109,294

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Operating Activities:
Net income	$23,274	$24,750	$60,918	$45,473
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,648	2,440	5,145	5,058
Amortization of intangibles	58	219	116	437
Stock compensation expense	3,378	2,393	6,034	4,641
Deferred income tax provision	4,924	—	9,626	—
Amortization of deferred finance fees	278	—	557	—
Provision for doubtful accounts	225	51	596	(214)
Gain related to previously written off receivables	—	(1,098)	(377)	(1,573)
Gain on disposal of fixed assets	—	(6)	—	(4)
Gain on investments	(1,444)	—	(1,425)	—
Gain on discontinued operations	—	(88)	—	(109)
Gain related to terminated acquisition, net of expenses	—	—	(22,835)	—
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	4,851	(13,397)	(5,972)	(20,952)
Other receivables	3,043	(483)	(4,289)	(4,335)
Inventory	(12,356)	7,909	3,684	22,145
Accounts payable and accrued liabilities	7,033	10,181	(17,809)	6,542
Excess tax benefits from stock-based compensation plans	(1,676)	(185)	(6,531)	(354)
Prepaids and other, net	(6,336)	1	(3,573)	7,281

Net cash provided by operating activities	27,900	32,687	23,865	64,036

Investing Activities:
Purchases of property, plant, and equipment	(4,768)	(2,553)	(7,055)	(3,942)
Cash proceeds from sale of property & equipment	—	20	—	20
Cash received related to terminated acquisition, net of expenses paid	(327)	—	10,554	—
Cash paid for hedge related to terminated acquisition	—	—	(26,469)	—
Cash proceeds from hedge related to terminated acquisition	—	—	38,750	—
Purchases of short term investments	(69,715)	(51,900)	(197,850)	(51,900)
Disposals of short term investments	44,010	58,150	125,110	76,150

Net cash provided by (used in) investing activities	(30,800)	3,717	(56,960)	20,328

Financing Activities:
Excess tax benefits from stock-based compensation plans	1,676	185	6,531	354
Employer repurchase of shares to satisfy minimum tax witholdings	(1,690)	(1,017)	(1,690)	(1,044)
Proceeds from issuance of stock	5,617	2,043	10,656	8,214

Net cash provided by financing activities	5,603	1,211	15,497	7,524

Net increase (decrease) in cash and cash equivalents	2,703	37,615	(17,598)	91,888
Cash and cash equivalents at beginning of period	441,317	129,559	461,618	75,286

Cash and cash equivalents at end of period	$444,020	$167,174	$444,020	$167,174

ARRIS GROUP, INC.
SUPPLEMENTAL EARNINGS RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2007		Q2 2007		YTD 2007
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$37,644	$0.34	$23,274	$0.21	$60,918	$0.55

Highlighted items:
Impacting gross margin:
Stock compensation expense	165	—	229	—	394	—
Impacting operating expenses:
Gains related to previously written off receivables	(377)	—	—	—	(377)	—
Restructuring charges — adjustments to existing accruals	421	—	—	—	421	—
Amortization of intangibles	58	—	58	—	116	—
Stock compensation expense	2,491	0.02	3,149	0.03	5,640	0.05

Impacting net income (loss) from continuing operations
Gains related to terminated acquisition, net of expenses	(22,835)	(0.21)	—	—	(22,835)	(0.21)
Adjustments of income tax valuation allowances	(3,246)	(0.03)	—	—	(3,246)	(0.03)
Gain on deferred compensation assets	—	—	(1,345)	(0.01)	(1,345)	(0.01)

Tax related to all highlighted items above	7,754	0.07	(670)	(0.01)	7,084	0.06
Total highlighted items	(15,569)	(0.14)	1,421	0.01	(14,148)	(0.13)

Net income excluding highlighted items	$22,075	$0.20	$24,695	$0.22	$46,770	$0.42

Weighted average common shares — diluted		110,988		111,698		111,340

	Q1 2006		Q2 2006		YTD 2006
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$20,723	$0.19	$24,750	$0.23	$45,473	$0.42

Highlighted items:
Impacting gross margin:
Stock compensation expense	108	—	112	—	220	—
Impacting operating expenses:
Gains related to previously written off receivables	(475)	—	(1,098)	(0.01)	(1,573)	(0.01)
Restructuring charges — adjustments to existing accruals	328	—	15	—	343	—
Amortization of intangibles	218	—	219	—	437	—
Stock compensation expense	2,140	0.02	2,281	0.02	4,421	0.04

Impacting discontinued operations:
Restructuring charges — adjustments to existing accruals	(21)	—	(88)	—	(109)	—

Total highlighted items	2,298	0.02	1,441	0.01	3,739	0.03

Net income excluding highlighted items	$23,021	$0.21	$26,191	$0.24	$49,212	$0.45

Weighted average common shares — diluted		109,345		109,670		109,294

ARRIS believes that presenting net income and related per share amounts adjusted for the items detailed above provides meaningful information that will allow investors to more easily understand ARRIS’ financial performance and compare its period-to-period results. With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. In prior periods, ARRIS highlighted significant losses related to bad debt expense associated with Adelphia. ARRIS recognized gains in the first quarters of 2006 and 2007 associated with these previously written off receivables. With respect to amortization of intangibles, the intangibles being amortized relate to our most recent acquisitions and will not recur. Similarly, the restructuring charge adjustments reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. During the second quarter of 2007, ARRIS realized a gain before tax of $1.3 million on its deferred compensation asset that had been previously recorded as an unrealized gain on the balance sheet. During the first quarter of 2007, ARRIS announced that it entered into a transaction agreement with TANDBERG Television ASA, in which ARRIS was to buy all the outstanding shares of TANDBERG. ARRIS was subsequently outbid by another buyer and the transaction agreement was terminated during the first quarter 2007. ARRIS recorded gains, net before tax, of $22.8 million related to the termination of the transaction (termination fee, foreign exchange gains, and expenses). The net termination fee resulted in a capital gain which provided greater access to prior tax capital losses that had previously been viewed as more likely than not unrealizable. As a result, net income tax valuation allowances totaling $3.2 million were reversed in the first quarter 2007. In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.